                                CLIENT AGREEMENT

                              CITY OF JOY LIMITED

                                                           Page 160 of 258 Pages

                      JO HAMBRO CAPITAL MANAGEMENT LIMITED
                      ------------------------------------
            Regulated by IMRO in the conduct of Investment Business
                         DISCRETIONARY CLIENT AGREEMENT
THIS INVESTMENT MANAGEMENT AGREEMENT is made the 25th day of February 1998
BETWEEN:
(1) JO HAMBRO CAPITAL MANAGEMENT LIMITED ("JOHCMP") a member of the Investment Management Regulatory Organization Limited ("IMRO") and regulated in the conduct of investment business by it, whose registered office is at 10 Park Place, London SW1A 1LP; and
(2)  City of Joy Ltd.            (portfolio name)
     (hereafter known as the "Client")
     of Merrill Lynch Bank and Trust Company (Cayman) Ltd.
     P.O. Box 1164 British American Building, Phase III, 5th Floor, Dr. Roy's
     Drive, George Town, Grand Cayman, British West Indies            (address)

NOW IT IS HEREBY AGREED as follows:

APPOINTMENT AND STATUS OF CLIENT

1. The Client, a Private Customer as defined in the Rules of IMRO, hereby appoints JOHCM to act as discretionary investment manager, subject to the terms and conditions hereof, in relation to the Client's investments and cash which are from time to time placed under the management of JOHCM (the "Portfolio") and JOHCM hereby agrees to manage and administer the Portfolio. The appointment will commence on the date on which this Agreement is delivered to JOHCM by the Client having been signed first by the Client then by JOHCM. The assets comprising the Portfolio and their opening value are set out in Schedule 1.

MANAGEMENT OF INVESTMENTS

2. JOHCM shall have complete discretion, power and authority to manage the Portfolio and to make investments and changes in investments on the Client's behalf and as the Client's agent within the investment policy agreed between JOHCM and the Client and set out in Part 1 of Schedule II. Such policy shall be subject to the guidelines and restrictions set out in
     Part II of Schedule II and to any guidelines, restrictions and instructions specified in writing from time to time by the Client or by the Client's duly authorized agent (written notice of whose authority shall have been received by

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     JOHCM). The Client's attention is specifically drawn to the warnings set out in Part III of Schedule II.

3. JOHCM shall not be obliged to undertake the management of investments the management of which would in its opinion be onerous to it.

DEALING TERMS

4. Subject as set out in paragraph 9, in effecting transactions for the Portfolio JOHCM shall seek best execution at all times and may (subject to the investment policy set out in Part I of Schedule II) deal on such markets or exchanges and with such counterparties as it thinks fit. The Client agrees that all such transactions will be effected in accordance with the rules and regulations of the relevant market or exchange and that JOHCM may take all such steps as may be required or permitted by such rules and regulations and/or by good market practice.

5. The Client's investments or documents of title or certificates evidencing title to investments or any other property belonging to the Client will not be lent by JOHCM to a third party except as otherwise agreed between the Client and JOHCM in writing.

6. JOHCM may supplement the funds in the Portfolio by borrowing on the Client's behalf but only for the purpose of funding short-term deficiencies arising in the normal course of JOHCM's duties hereunder to an extent which is not material in the context of the Portfolio taken as a whole. JOHCM will not borrow money on the Client's behalf against the security of any of the Client's investments, documents of title or property.

7. JOHCM may commit the Client to underwrite any issue or offer for sale of securities without the Client's prior written consent.

8. JOHCM may act as principal in any transaction for the Client provided that JOHCM shall secure for the Client best execution of such transaction.

9. Subject to the IMRO Rules, JOHCM may, without prior reference to the Client, enter into a transaction on behalf of more than one client collectively.

10. JOHCM has the right under this Agreement to effect transactions on the Client's behalf in investments the price of which may be being stabilized. The attention of the Client is referred to the statement contained in
     Schedule II relating to stabilization. Signature of this Agreement by or on behalf of the Client shall act as acknowledgment by the Client of receipt of such statement prior to entry into this Agreement.

CONFLICTS OF INTEREST

11. Subject to paragraphs 12 and 13, JOHCM shall not undertake any transactions on the Client's behalf in which JOHCM has directly or indirectly a material interest or have any relationship with another party which may involve a conflict with JOHCM's duty to the Client unless that interest or relationship is disclosed in writing to the Client.

                                                           Page 162 of 258 Pages

12. The Client's Portfolio may contain securities of which the issue or offer for sale is underwritten, managed or arranged by an Associate (as defined in the Rules of IMRO) of JOHCM during the preceding twelve months.

13. The Client understands that JOHCM's directors or staff may from time to time hold shares or securities including holdings that may be in the Portfolio, and that JOHCM's directors or staff may from time to time be directors of companies whose shares are held in the Portfolio.

14. The Client acknowledges that JOHCM may acquire or dispose of on the Client's behalf shares or units in any fund, company, trust or Collective Investment Scheme (as defined by the Rules of IMRO) under JOHCM's management (or in a fund, company, trust or Collective Investment Scheme connected with JOHCM) if JOHCM considers such an investment to be appropriate for inclusion in or exclusion from the Portfolio.

CUSTODIAL SERVICES

15. (a) Save where the Client has notified JOHCM in accordance with paragraph 15(b), in those cases where the Client is situated in the United Kingdom registerable investments will be registered in the name of an Eligible Custodian (as defined in the Rules of IMRO) situated in the United Kingdom and nominated by JOHCM.

     (b) In those cases where the Client is situated overseas or where the Client so requests by notice in writing to JOHCM, registerable investments will be registered in the name of an Eligible Custodian situated outside the United Kingdom and nominated by JOHCM.

     (c) All documents of title (including those in bearer form) will be retained in the custody of an Eligible Custodian nominated by JOHCM and situated in the United Kingdom or overseas as applicable.

     (d) None of the Eligible Custodians as aforesaid shall be Associates of JOHCM. However, the Client's registerable investments may at any time be registered in the name of a nominee company which is an Associate of JOHCM and Client's documents of title may be held by that Associate at any time after JOHCM shall have given the Client written notice of its intention to do so. Such notice shall specify the nature of its association with such Associate.

ACCOUNTS, INTEREST AND DIVIDENDS

16. The following Client accounts, together with such others that may be required, will be maintained by JOHCM.

     (a)  INVESTMENT ACCOUNT

          The Client's investments will be held in this account. Subject to paragraphs 5 and 6, JOHCM shall not lend the Client's investments to any third party and shall

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          not borrow money on the Client's behalf against the security of the Client's investments.

     (b)  CAPITAL ACCOUNT

          All uninvested cash will be held in this account by a bank chosen by JOHCM. The account will be debited with the cost of purchases on the Client's behalf and with sums due and payable by the Client to JOHCM and will be credited with the net proceeds of sales on the Client's behalf. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will be paid on sums standing to the credit of the account and held on the Client's behalf at the prevailing market rate. The interest will be paid quarterly and will be credited to the Income Account on the Client's behalf.

     (c)  SETTLEMENT ACCOUNT

          Money debited to the Capital Account in respect of the cost of purchases made on the Client's behalf and money received and receivable upon settlement of each sale made on the Client's behalf will be credited to this account and held there until the relevant settlement date.

     (d)  INCOME ACCOUNT

          Dividends and interest received on investments within the Portfolio will be credited to this account. Balances on the account will be paid away quarterly in accordance with the Client's instructions or, in the absence of such instructions, will be transferred quarterly to the Capital Account as soon as reasonably practicable after the last day of each such quarter being 5th April, 30th June, 5th October and 31st December in each year. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will not be paid on monies held in this account.

     (d)  OFF-SHORE FUNDS

          In those cases where the Client is situated overseas or if the Client notifies JOHCM in writing that the Client wishes cash in the Portfolio to be held outside the United Kingdom, JOHCM will be (subject to applicable laws and regulations) hold such cash in a bank account outside the United Kingdom

17. The Client may at any time instruct JOHCM to realise any or all of the investments in the Portfolio and may withdraw any sum standing to the credit of the Capital Account and held on the Client's behalf.

18. JOHCM shall maintain separate ledger accounts on the Client's behalf. All debits from and credits to the Investment Account and/or Capital Account and/or Income Account on the Client's behalf shall be recorded in the ledger accounts, and statements of

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     account showing all transactions, payments and receipts up to and including 5th April of each year will be sent to the Client as soon as reasonably practicable after that date.

COMMUNICATIONS

19. In the interests of proper administration of the Portfolio and for related investment purposes JOHCM, its representatives or employees, may call upon the Client by telephone, visit or otherwise communicate orally with the Client without express invitation. The Client's attention is drawn to the fact that the Client will forfeit any right conferred by section 56 of the Financial Services Act 1986 to treat as unenforceable any investment agreement entered into in the course of or in consequence of such a call.

ADMINISTRATION

20. Contract notes in respect of every purchase and sale on the Client's behalf will be sent to the Client before the close of business on the day next following the day on which the transaction was effected.

21. JOHCM will on the Client's request forward details of all transactions on the Client's behalf to the Client's tax advisor without additional charge.

22. The Client may (upon giving reasonable notice) inspect all copy contract notes, vouchers and copies of entries in books or electronic recording media kept by JOHCM or to which JOHCM has access relating to the transactions effected by JOHCM on the Client's behalf and those records will be maintained by JOHCM or JOHCM will ensure that they are maintained for not less than seven years from the date of the relevant transaction.

23. All documents will be sent to the Client at the address given above unless and until otherwise directed in writing. The Client agrees that it will immediately notify JOHCM in writing of any changes of address, and that JOHCM will not be responsible for any consequences which may arise from failure to do so.

REVIEWS AND VALUATIONS

24. JOHCM will prepare reviews of the Portfolio incorporating an up-to-date valuation of each investment comprised in the Portfolio and a statement of the basis on which it was valued on a six monthly basis or at such other frequency as may be agreed between JOHCM and the Client. Such reviews shall be prepared as at such half yearly or other dates as shall be agreed between JOHCM and the Client from time to time (each such date being referred to as a "Valuation Date"), and JOHCM will send such reviews to the Client within twenty-five business days of each Valuation Date.

25. On each Valuation Date cash will be valued at its face value and each investment will be valued at its middle market price on the relevant stock exchange at the close of business on such day or (if not a business day) on the nearest prior business day as is supplied by "Exshare" or any other suitable information service chosen by JOHCM

                                                           Page 165 of 258 Pages

     (which figures shall be binding save for manifest error). For the purpose of valuing in sterling any foreign currency or any security listed on a foreign stock exchange the price of which is quoted in currency other than sterling, the valuation and middle market exchange rates supplied by "Exshare" or any other suitable information service chosen by JOHCM shall be applied. In the absence of that valuation or exchange rate, the middle market price as determined by the Daily Official List of The Stock Exchange or the equivalent list for any relevant stock exchange will be applied. If none of the foregoing methods of valuation are available, the investments in question will be valued in such other manner (by JOHCM or such other person selected by JOHCM) as shall in JOHCM's opinion be fair.

26. JOHCM accepts no liability for any period longer than 25 business days between any Valuation Date and the despatch of a review to the Client of his Portfolio which has elapsed as a result of any act or omission of any third party.

VOTING AND OTHER RIGHTS

27. JOHCM will be entitled at its discretion and without notice to the Client to procure or to refrain from procuring the exercise of voting and other rights and privileges attaching to the investments comprised in the Portfolio and to accede or refrain from acceding to any compromise or arrangement in relation to any scheme of arrangement or scheme for reconstruction or amalgamation involving any such investment. JOHCM will not forward to the Client any circulars, notices or proxy cards received in respect of investments comprised in the Portfolio.

FEES, COMMISSIONS AND EXPENSES

28. (a) The Client will pay a management fee to JOHCM in respect of the period beginning with first receipt by JOHCM of any investments or money from the Client and ending with a Valuation Date (as defined in paragraph
          24) and each period thereafter starting with the day after any Valuation Date and ending on the next Valuation Date (or the Termination Date as defined in paragraph 39 if sooner).

     (b) The management fee shall be calculated in accordance with the 'Scale Rates and Charges' set out in Schedule III.

     (c) The management fee shall be payable not later than 14 days after despatch to the Client of an invoice which shall be sent to the Client as soon as is reasonably practicable after each Valuation Date.
          Unless otherwise instructed the Client's Capital Account will be debited with the amounts due to JOHCM on the 14th day after despatch of such invoice.

     (d) In addition the Client shall reimburse JOHCM for any expenses or liabilities which it may incur in properly carrying out its duties hereunder.

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29. The management fee shall be deemed to have accrued on a day-to-day basis, so that, if this Agreement commences or terminates other than on a Valuation Date (as defined in paragraph 24), the amount of the fee shall be duly apportioned.

30. Commissions (as set out in Schedule III) will be payable by the Client on purchases and sales of investments together with all expenses including stamp duties, stamp duty reserve tax and VAT thereon (if applicable). The Client recognises that JOHCM may gain a commission benefit from dealing in a bulk purchase or sale on behalf of JOHCM's clients, one of whom may be the Client, or from return commissions which benefit JOHCM shall be entitled to retain. JOHCM will be free to accept and retain as an addition to its fees and commissions any other commissions which it receives in the course of its dealing on the Client's behalf: all such benefits and receipts shall supplement any other remuneration receivable by JOHCM in connection with transactions effected by JOHCM with or for the Client under this or any other agreement with the Client and the Client consents to all such benefits and receipts as are referred to above without prior disclosure of the same to the Client on a case-by-case basis provided that JOHCM undertakes to secure for the Client best execution of all transactions effected with or through a party from whom JOHCM receives such benefits and commissions, disregarding any benefit which the Client might obtain directly or indirectly as a result of such arrangements.

31. JOHCM shall be entitled to alter the manner of computing or charging its fees, commissions and expenses or of paying interest on the money held on the Client's behalf in the Capital Account (including with prejudice to the generality of the foregoing its scale rates and charges) by giving one month's prior notice in writing to the Client.


RESPONSIBILITY AND INSURANCE

32. JOHCM will indemnify the Client in respect of any loss incurred as a result of negligence, wilful default or fraud by JOHCM or any of its employees. Subject to the above, JOHCM will not be responsible or liable for any claim, loss, damage, expense or costs arising by reason of any of the following:

     (a) any investment decision taken and acted upon in accordance with the terms of this Agreement; or

     (b) any delay or default in the performance of its obligations under this Agreement arising in consequence of any event or circumstance beyond the reasonable control of JOHCM; or

     (c) any act or omission on the part of any of the banks or nominee companies controlled by them or other eligible custodians as referred to in paragraph 15 or any other person to which any of them shall have delegated its function or on the part of any other third party whatsoever; or

     (d) any consequential loss suffered in consequence of any act or omission of JOHCM or any breach of JOHCM of any term of this Agreement.


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33. The Client agrees to indemnify and keep indemnified JOHCM from and against all demands, claims, liabilities, losses, damages, costs and expenses whatsoever incurred by JOHCM arising out of the breach by the Client of any warranty or by reason of any failure by the Client to comply with and/or perform any of the terms and conditions contained in this Agreement.

34. Where the Client is a joint account (whether or not a trust account) JOHCM shall unless and until otherwise directed in writing by all the persons named in the joint account, be entitled to act on the instructions of any of them and shall not in any whatsoever be liable to the others for doing so.

35. JOHCM has effected insurance to provide for the protection of the Client against losses arising from any negligence of JOHCM or any dishonesty of employees of JOHCM.

36. Under Section 54 of the Financial Services Act 1986 The Securities and Investments Board has established a scheme for compensating investors by which the Client may be entitled to compensation in the event of JOHCM's inability to meet any liabilities to the Client. JOHCM will make available to the Client upon request a statement describing the Client's rights to compensation under the scheme.


DELEGATION AND USE OF AGENTS

37. JOHCM may delegate any of its functions under this Agreement to an Associate and may provide information about the Client and the Portfolio to any such Associate but JOHCM's liability to the Client for all matters so delegated shall not be affected thereby. JOHCM shall give to the Client written notice of any delegation of a function which involves the exercise of its discretionary investment management powers.

38. JOHCM may employ agents (including Associates) to perform any administrative, dealing, custodial and ancillary services required to enable JOHCM to perform its services under this Agreement. JOHCM undertakes to act in good faith and with due diligence in the choice and use of such agents.


TERMINATION OF AGREEMENT

39. This Agreement may be terminated by either party by giving written notice of termination to the other at any time. Termination shall take effect on the day upon which the other party actually receives the notice (the "Termination Date") provided that, where the Client is a joint account, notice of termination by JOHCM shall be given to every person named in the joint account and in such circumstances the Termination Date shall be deemed to be the day after the date of posting by first class recorded delivery or other appropriate means to all persons named in the joint account.

40. Upon the Termination Date, JOHCM will complete expeditiously all transactions in progress at termination but will not execute any further transactions for the Client. Upon all fees, commissions, expenses and other sums due to it and any other liabilities for which it may be or become liable in connection with the management of the Portfolio being settled or adequately secured to the satisfaction of JOHCM, JOHCM


                                                           Page 168 of 258 Pages
     will ensure that all investments and cash balances held on the Client's behalf will, after any outstanding security registration, stock exchange settlements and other administrative matters have been completed and as soon as reasonably practicable, be transferred to the Client or dealt with in accordance with the Client's instructions, in all cases at the cost of the Client.

41. Termination will not affect accrued rights, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment except that JOHCM may charge the Client an amount equal to:

     (a) the relevant proportion of the management fee, corresponding to that part of the period ending on a Valuation Date by reference to which fees are payable, which has expired when this Agreement is terminated;

     (b) any additional expenses which JOHCM necessarily incurs in terminating this Agreement; and

     (c) any losses necessarily realised in settling or concluding outstanding obligations.

42. The death, bankruptcy or other incapacity or, in the case of a body corporate, the cessation of business of the Client or a petition being presented or a meeting being convened to consider a resolution for the liquidation of the Client shall not of itself terminate JOHCM's appointment; but JOHCM may at its discretion treat its receipt of actual notice of any such events as if it were a written notice of termination from the Client.

43. If the Client is a joint account the Client's obligations under this Agreement shall be joint and several. On the death of any of the persons constituting the Client (being survived by any such other person), the Agreement shall not terminate and, except in the case of trustees, the interest of the deceased in the Portfolio shall automatically enure to the benefit of the survivor(s) unless otherwise specified by notice in writing to JOHCM.


CLIENT WARRANTIES

44. The Client warrants that the Client is the beneficial owner (or the duly authorised agent of the beneficial owner) of the whole of the Portfolio free from all liens, charges, encumbrances and restrictions on transfer except insofar as advised by the Client to JOHCM, and will so remain during the currency of this Agreement.

45. The Client warrants that the Client is empowered to enter into this Agreement without the consent or authority of any other party and in the case of a Client being a body corporate the Client warrants that by entering into this Agreement it is not nor will it be in breach of its Memorandum or Articles of Association or any other relevant document.


GENERAL


                                                           Page 169 of 258 Pages

46. Terms and expressions defined in the rules of IMRO for the time being in force shall where the context so admits bear the same meaning in this Agreement.

47. The Clause headings in this Agreement are included for ease of reference only and shall not affect its interpretation.

48.  The Schedules to this Agreement are an integral part of it.

49. If the Client is an individual this Agreement shall be binding on his legal personal representatives.

50. This Agreement is personal to the parties hereto and shall not be capable of assignment.

51. Subject to clause 31, no change, alteration or modification to this Agreement or the Schedules hereto shall be made unless in writing and signed by the parties hereto.

52. Notice required or authorised to be served hereunder must be addressed to the address of the recipient stated above or to such other address as may have been notified in writing by either party hereto to the other as its address for the service of notices. In the case of notice served by the Client from outside the United Kingdom and of notice served upon the Client at an address outside the United Kingdom, the notice shall be sufficiently served if served by pre-paid letter, cable or telex. In the case of notice served by the Client from within the United Kingdom and of notice served upon the Client at an address within the United Kingdom the notice shall be sufficiently served if served by pre-paid letter.

53. If the Client makes a complaint to JOHCM verbally or in writing about any service JOHCM has rendered to the Client under this Agreement the complaint shall immediately be referred to JOHCM's Chief Executive or to a Senior Investment Manager who was not involved in the circumstances relating to the complaint and who will investigate such circumstances. Upon the conclusion of his investigation he shall make a written report to the Client and take any action he deems necessary to rectify the matter which is the subject of the complaint. The Client has the right to refer any complaint to IMRO if the Client is not satisfied with the action taken by the Chief Executive or Senior Investment Manager, and in any event has the right to make the complaint direct to IMRO or the Investment Ombudsman without prior reference to JOHCM.

54. Each party to this Agreement shall respect and protect the confidentiality of information acquired in consequence of it and shall not disclose such information to any third party save in the course of giving effect to this Agreement or as may be required by law, or where requested by regulatory authorities, or to their professional advisors where reasonably necessary for the performance of their professional services.

55. This Agreement is subject to English law and the parties hereto hereby submit to the jurisdiction of the English Courts in respect of it.


                                                           Page 170 of 258 Pages

                                  SCHEDULE I

                                THE PORTFOLIO

                    Valuation and composition of Portfolio

          (see attached letter/opening valuation - where applicable)


                                  SCHEDULE II

      PART I - Investment Policy, Benchmarks, Guidelines and Restrictions

Investment Policy, Benchmarks, Guidelines and Restrictions are to be recorded on the accompanying Investment Strategy Schedule which forms a part of the Client Questionnaire. JOHCM may from time to time require this form to be updated in order that the Client's requirements are accurately recorded.


            PART II - Risk Warnings, Risk Disclosure Statement and
                     Soft Commission Disclosure Statement


                 Investments Denominated in Foreign Currencies

If a liability of the Client in one currency is to be matched by an asset in a different currency, or if JOHCM provides services under this Agreement relating to an investment denominated in a foreign currency, a movement in exchange rates may have an effect which may be either favourable or unfavourable on the investment, which effect may be separate from the gain or loss otherwise experienced on such investment.


                       Investments not readily realisable

Certain categories of investments comprised in the Portfolio may not be readily realisable. You should be aware that there can be no certainty that market makers or brokers will be prepared to deal in such investments and that proper information for determining their current value may not be available.


                                    Warrants

A warrant is a right to subscribe for shares, debentures, loan stock or government securities, and is exercisable against the original issuer of the securities. Warrants often involve a high degree of gearing so that a relatively small movement in the price of the underlying security results in a disproportionately large movement, unfavourable as well as favourable, in the price of the warrant. The prices of warrants can therefore be volatile.


                                 Stabilisation

This statement is made in compliance with Rule 14 of Chapter IV of the rules of IMRO.


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"We or our representatives may from time to time effect on your behalf or recommend to you transactions in securities which are the subject of a recent new issue where the price of those transactions may have been influenced by bids made or transactions effected for the purpose of stabilising the price of those securities. You should read the explanation below carefully. Its purpose is to enable you to judge whether you wish your funds to be invested at all in such securities or, if so, whether you wish to authorise us generally to effect transactions in such securities on your behalf without further reference to you or whether you wish to be consulted before any particular transaction is effected on your behalf.

Stabilisation is a process whereby the market price of a security is pegged or fixed during the period in which a new issue of securities is sold to the public. Stabilisation may take place in the new issue or in other securities related to the new issue in such a way that the price of the other securities may affect the price of the new issue or vice versa.

The reason stabilisation is permitted is that when a new issue is brought to market the sudden glut will sometimes force the price lower for a period of time before buyers are found for the securities on offer.

As long as he obeys a strict set of rules the "stabilising manager", normally the issuing house chiefly responsible for bringing a new issue to market, is entitled to buy securities in the market that he has previously sold to investors or allotted to institutions who were included in the new issue but who have decided not to continue participating. The effect of this may be to keep the price at a higher level than would otherwise be the case during the period of stabilising.

The rules limit the period in which he may stabilise, fix the price at which he may stabilise (in the case of shares and warrants but not bonds), and require him to disclose that he may be (but not that he is) stabilising.

The fact that a new issue or a related security is being stabilised does not in itself mean that investors are not interested in the issue, but neither should the existence of transactions in an issue where stabilising may take place be relied upon as an indication that investors are interested in the new issue or interested in purchasing at the price at which transactions are taking place".


                                Soft Commission

JOHCM has entered into agreements with each of Southcoast Capital Corporation and Wheat First Butcher Singer (US brokers), whereby they have agreed to pay the costs of JOHCM's on-line Reuters and First Call computerised analysis services. These arrangements are known as soft commission agreements.

It is JOHCM's policy to enter into soft commission agreements where it believes that such arrangements will benefit its clients. The existence of these soft commission agreements does not deflect from JOHCM's obligation to provide best execution in respect of any transaction JOHCM executes on behalf of it Clients.


    PART III - Application of Client Money Regulations to Offshore Accounts


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Any uninvested cash in the Client's Portfolio not invested in US Treasury Bills will be held in designated client bank accounts with Bank of Scotland (Isle of Man) Ltd. The Bank of Scotland (Isle of Man) Ltd. has acknowledged in writing that (i) all money held to the credit of such accounts is held by JOHCM as trustee, and that it is not entitled to combine the accounts with any other account or to exercise any right of set-off or counterclaim against money in those accounts in respect of any sum owed on any of JOHCM's other accounts, (ii) that interest earned on these accounts shall be accredited to such accounts or to accounts of that type, and (iii) that the title of these accounts sufficiently distinguishes those accounts from any accounts containing money belonging to JOHCM, and are in the form requested by JOHCM.

By signing and returning this contract the Client agrees that it is happy for its uninvested cash to be held in accounts with the Bank of Scotland (Isle of Man) Ltd. on the terms set out in this agreement.


                                                           Page 173 of 258 Pages

                                 SCHEDULE III


                            Scale Rates and Charges

                                MANAGEMENT FEES
                           To be levied six monthly

                        DISCRETIONARY PORTFOLIO SERVICE


                                     0.3%


                               COMMISSION RATES

              EQUITIES                   GILTS/FIXED INTEREST

               0.50%                     0.5% on transactions up to $20,000
                                         0.25% on the next $80,000
                                         0.125% thereafter


                 (Minimum commissions (Pounds)30 per contract)

    All transactions are subject to a handling charge of $20 per transaction in the case of UK registered securities
                     ($30 for non-UK registered securities)




                                VALUE ADDED TAX

                This will be charged on the fees shown above at
                     the appropriate rate where applicable


                                                           Page 174 of 258 Pages

FOR JO HAMBRO CAPITAL MANAGEMENT



25/2/98                                  /s/ R. C. O. Hellyer
---------------------------------        ------------------------------------
(Date)

FOR THE CLIENT*
                                         Authorised Signatories for and on
                                         behalf of Fiduciary Services Limited
                                         as sole director of
                                         City of Joy Ltd.

3/2/98                                   /s/ signature appears here
---------------------------------        ------------------------------------
(Date)


*The Client should sign here as follows.


An Individual or Individuals.

The individual should sign his/her usual signature and insert the date. Where the Client is a joint account all persons named in the joint account should sign.

A Company.

The Company's duly authorised signatory should sign and insert the date. Please let JOHCM have a certified true copy of a Board resolution confirming the appointment of JOHCM as investment manager and authorising the signature of the Agreement. Please provide an up-to-date copy of the Memorandum and Articles of Association and the Certificate of Incorporation which will be returned.

A Trust of Pension Fund.

All the trustees should sign and insert the date. Please let JOHCM have a copy of the Trust Deed.

A Partnership.

All the partners should sign and insert the date.


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